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                                                                    EXHIBIT 10.2

                                OPTION AGREEMENT


         This Option and any Shares acquired upon the exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under such Act.


         This OPTION AGREEMENT (the "Agreement") is entered into as of this 30th day of June, 1999 (the "Effective Date"), by and between SignatureCard, Inc., an Indiana corporation ("Optionee"), and Transmedia Network Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into an Asset Purchase Agreement, dated as of March 17, 1999, as the same may be amended from time to time (the "Asset Purchase Agreement"), pursuant to which the Company is purchasing certain assets (the "Assets") from Optionee relating to the membership program operated under the Dining a la Card trade name and service mark, offering to members cash rebates or mileage credits in selected airline mileage programs on charges at participating restaurants and other establishments (the "Business");

         WHEREAS, as partial consideration for the Assets, pursuant to Section 1.3(a)(i)(B) of the Asset Purchase Agreement, the Company has agreed to issue and deliver to Optionee an option to purchase up to 400,000 shares of the common stock of the Company, par value $.02 per share (the "Common Stock"), on the terms and subject to the conditions contained herein; and

         WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement that this Agreement be executed;

         NOW, THEREFORE, in consideration of the purchase of the Assets and of the premises and the respective covenants and conditions contained herein and in the Asset Purchase Agreement, the parties, intending to be legally bound, hereby agree as follows (capitalized terms used and not defined herein having the meanings ascribed thereto in the Asset Purchase Agreement):

         1. Grant of Option. The Company hereby grants to Optionee as of the date hereof an option (the "Option") to purchase up to 400,000 shares of Common Stock (the "Shares") on the terms and subject to the conditions set forth herein.

         2. Term and Conditions. The grant and exercise of the Option is subject to the following terms and conditions:

                             (Page 82 of 252 Pages)

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                  (a) Option Price. Subject to the provisions of Section 5, the purchase price for the Shares subject to the Option shall be $4.00 per share (the "Exercise Price").

                  (b) Option Period. The Option shall be exercisable, in whole or in part, from time to time and at any time, on any business day during the period (the "Option Period") commencing at 5:00 p.m. 90 days from the Effective Date (the "Effective Time") and terminating at 5:00 p.m. eastern standard time (the "Expiration Time") on the third anniversary of the Effective Date (the "Expiration Date"), after which time the Option shall terminate and be of no further force or effect.

         3. Manner of Exercise of the Option. The Optionee may exercise the Option from time to time at any time prior to the Expiration Time, by delivering a written notice of exercise of the Option (an "Exercise Notice") addressed to the Company, as set forth in Section 10(a) hereof. The Exercise Notice shall specify the number of Shares being purchased and the date on which the closing of such purchase will occur, which date shall be within five (5) days after the date of the delivery to the Company of the Exercise Notice. At the closing, (a) Optionee shall pay an amount equal to the Exercise Price times the number of Shares being purchased pursuant to the Option (i) in cash or by certified or official bank check to the Company or by wire transfer of immediately available funds to an account designated by the Company; or (ii) through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate fair market value on the date of closing equal to the aggregate Exercise Price; and
(b) the Company shall deliver to Optionee certificates evidencing the Shares then being purchased upon exercise of the Option. The closing of the purchase and sale shall take place at the offices of the Company, unless the parties shall otherwise agree.

         4. Non-Assignability of the Option. The Option shall not be assignable, transferable or subject to pledge or hypothecation; provided, however, that the Optionee may assign or transfer the Option to an Affiliate (as defined in the Asset Purchase Agreement) or to any successor-in-interest of the Optionee or of such Affiliate (collectively, "Permitted Transferees"). The Option is exercisable only by the Optionee or a Permitted Transferee.

         5. Adjustments. The number of Shares subject to the Option and the Exercise Price shall be adjusted appropriately for any recapitalization, reorganization, stock split, stock dividend, increase or decrease in the issued and outstanding Common Stock or similar event which occurs after the Effective Date. In the event of any merger, consolidation, share exchange, sale or transfer of all or substantially all of the assets of the Company or similar event, the Optionee upon exercise of the Option, shall be entitled to receive only the kind and amount of securities, cash or other property as it would have received had it purchased the number of Shares for which it is then exercising the Option immediately prior to such merger, consolidation, share exchange, sale or transfer. For purposes of determining the relative amounts of cash, securities and other property the Optionee shall be entitled to receive, it shall be presumed that the Optionee shall have failed to exercise any right of election as to the kind or amount of securities, cash or other property it was to receive.


                             (Page 83 of 252 Pages)

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         6. Reservation of Shares of Common Stock. The Company shall, at all times during the Option Period, reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Option, shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto, and all other taxes, fees and expenses necessarily incurred by the Company in connection therewith and will, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

         7. Restriction on Exercise and Resale. Optionee covenants and agrees that it is acquiring the Option solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. Optionee acknowledges and agrees that neither the Option nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") and will not be so registered at the time such Option is exercised, and that neither the Option nor the Shares may be transferred or sold except in compliance with the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and in compliance with applicable state and local securities laws and regulations. Optionee consents to the inclusion on each Share certificate of the following legend:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under such Act."

Optionee acknowledges and agrees that it has made his own independent investigation, analysis and evaluation of the Company and the desirability of acquiring the Option and, upon exercise thereof, the Shares.

         8. Restrictions on Issuing Shares. Each exercise of the Option shall be subject to the condition that if at any time the Company shall determine that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall be deferred until such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company; provided, that the Company shall notify Optionee of any such restriction (and its removal) and shall use its reasonable best efforts to promptly permit the exercise of such Option, and the length of the Option Period shall be extended for the amount of time any such restriction is in effect.

         9. No Rights as a Stockholder. Until Optionee shall have validly exercised the Option, delivered the Exercise Price to the Company and purchased the Shares in accordance with the terms contained herein, the Optionee shall have no rights as a stockholder of the Company solely by virtue

                             (Page 84 of 252 Pages)

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of this Agreement including the right to receive dividends or distributions or to vote with respect to the Shares.

         10. General.

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received, if delivered personally or sent by telecopy or reputable overnight carrier (and confirmed in writing within three business days thereafter), or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses and facsimile numbers as set forth in Section 9.7 of the Asset Purchase Agreement or as otherwise designated by the parties from time to time.

                  (b) Exclusive Agreement. This Agreement supersedes all prior agreements between the parties (written or oral) with respect to the terms and conditions of the Option and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter hereof.

                  (c) Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

                  (d) Dispute Resolution (Arbitration). It is agreed that any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Chicago, Illinois under its Commercial Arbitration Rules, before a panel of three (3) arbitrators, one of whom shall be selected by the Company, one of whom shall be selected by Optionee, and one of whom shall be selected jointly by the Company and Optionee (or, in the event that the Company and Optionee cannot agree, by the first two arbitrators). Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The costs of such arbitration, including without limitation reasonable attorneys' fees, shall be borne by the non-prevailing party.

                  (e) No Assignment; Third Parties. Except as otherwise provided herein, no party shall assign this Agreement or any part hereof without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, and assigns. Except as provided herein, nothing in this Agreement shall entitle any person other than the parties to any claim, cause of action, remedy, or right of any kind.

                  (f) Further Assurances. The parties agree to deliver or cause to be delivered to the other on the closing of the exercise of the Option and at such other times thereafter as shall be reasonably agreed, any such additional agreement, document, or instrument as either of them may reasonably request for the purpose of carrying out this Agreement.


                             (Page 85 of 252 Pages)

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                  (g) Captions. All section or paragraph headings contained in this Agreement are for the convenience of the parties and shall not affect the meaning or interpretation of any provision of this Agreement.

                  (h) Savings Clause. In the event that any word, phrase, clause or provision of this Agreement should ever be deemed to be invalid, such word, phrase, clause or provision shall automatically be amended to conform to all applicable legal requirements. If this is impossible, such word, phrase, clause or provision shall be given no effect as if it had not been inserted and the remaining provisions of this Agreement shall survive as if such word, phrase, clause or provision had not been inserted.

                  (i) Amendments; Modifications. Any amendment or modification to this Agreement must be in writing signed by the parties hereto.


                           [Signature Page to Follow]



                             (Page 86 of 252 Pages)

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                               SIGNATURECARD, INC.

                               By: /s/ Rodney E. Starmer
                                   -------------------------
                               Name:  Rodney E. Starmer
                               Title: Senior Vice President


                              TRANSMEDIA NETWORK INC.

                              By:  /s/ Stephen E. Lerch
                                   -------------------------
                              Name:  Stephen E. Lerch
                              Title: Executive Vice President
                                     and Chief Financial Officer




                      [Signature Page to Option Agreement]



                             (Page 87 of 252 Pages)